UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 29, 2006

(Date of earliest event reported)

LASERCARD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-06377	77-0176309
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1875 N. SHORELINE BOULEVARD, MOUNTAIN VIEW, CALIFORNIA 94043

(Addresses of principal executive offices) (Zip Code)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (650) 969-4428

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.	3

SIGNATURES	4

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Item 1.01. Entry Into A Material Definitive Agreement.

On June 29, 2006, Registrant and Global Investment Group (“GIG”) signed an amendment to their 2004 Master License and Manufacturing Agreement and related Equipment Sales Agreements clarifying the payment schedule for the remaining $5.05 million in equipment purchases to be paid by September 30, 2006. In addition, one piece of equipment was deleted and its $0.9 million purchase price was removed, as reflected in the $5.05 million due. Registrant and GIG also agreed to use their best efforts to hand-over the card manufacturing equipment after installation and training by April 15, 2007. Finally, the amendment addressed the continuation of exclusivity in certain Eastern European countries and removed the step-down in royalty rates due from GIG to Registrant as the GIG facility moves into volume production. These schedules may change and the Company disclaims a duty to publicly update them.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized on the 6th day of July, 2006.

LASERCARD CORPORATION
(Registrant)

By:	/s/ STEVEN G. LARSON
Steven G. Larson
Vice President, Finance and Chief Financial Officer

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